Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998 (except notes 12 and 13, as to which the date is December 14, 1998) in the Registration Statement (Form S-1) and the related Prospectus of Effective Management Systems, Inc. for the registration of 947,214 shares of its common stock.



                                                              ERNST & YOUNG LLP



Milwaukee, Wisconsin
December 14, 1998